Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports Fourth Quarter and Full Year 2024 Results and Announces Special Distribution of $1.21 per Common Unit

HOUSTON, February 28, 2025 - Natural Resource Partners L.P. (NYSE:NRP) today reported fourth quarter and full year 2024 results as follows:

	For the Three Months Ended	For the Year Ended
(In thousands) (Unaudited)	December 31, 2024
Net income	$42,772	$183,644
Operating cash flow	$66,220	$248,493
Free cash flow (1)	$66,906	$251,158

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Highlights:

●	Generated $251 million of free cash flow
●	Paid total distributions of $5.44 per common unit in 2024, consisting of regular quarterly distributions of $0.75 per common unit and a special cash distribution of $2.44 per common unit to cover unitholder tax liabilities associated with owning NRP's common units during 2023
●	Redeemed $72 million of preferred units at par with cash; of original $250 million preferred units, none remain outstanding
●	Repurchased 1.54 million warrants with issuance of $65.7 million cash and 287,826 common units; of original 4 million warrants, none remain outstanding
●	Executed five-year $200 million credit facility maturing 2029
●	Declares special cash distribution of $1.21 per common unit to cover unitholder tax liabilities associated with owning NRP's common units during 2024

“In 2024, NRP generated $251 million of free cash flow, redeemed all of the remaining 12% preferred units, retired all outstanding warrants, and ended the year with only $142 million of financial obligations, solely consisting of debt,” said Craig Nunez, NRP's president & chief operating officer. “We made significant progress toward our goal of de-levering and de-risking the Partnership over the past year and remain committed to this strategy as the best approach to maximize intrinsic value per unit.”

NRP's liquidity was $116.7 million at December 31, 2024, consisting of $30.4 million of cash and $86.3 million of borrowing capacity available under its revolving credit facility.

NRP also announced today that the board of directors of its general partner declared a special cash distribution of $1.21 per common unit to be paid on March 18, 2025, to unitholders of record on March 11, 2025. This special distribution is to help cover unitholder tax liabilities associated with owning NRP's common units during 2024. Future distributions on NRP's common units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions, including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability and the level of cash reserves that the board determines is necessary for future operating and capital needs.

Segment Performance

Mineral Rights

Mineral Rights net income in the fourth quarter and full year of 2024 decreased $10.7 million and $39.1 million, respectively, as compared to the prior year periods. Operating cash flow in the fourth quarter and full year of 2024 decreased $7.6 million and $17.8 million, respectively, as compared to the prior year periods. Free cash flow in the fourth quarter and full year of 2024 decreased $7.5 million and $17.6 million, respectively, as compared to the prior year periods. These decreases were primarily due to lower metallurgical coal pricing and lower thermal coal pricing and volumes in 2024, partially offset by one-time carbon neutral revenues and cash flow received in the fourth quarter of 2024. Approximately 80% of coal royalty revenues and approximately 60% of coal royalty sales volumes were derived from metallurgical coal in the fourth quarter of 2024, and approximately 75% of coal royalty revenues and approximately 55% of coal royalty sales volumes were derived from metallurgical coal in the full year of 2024.

Metallurgical and thermal coal prices remained weak throughout 2024, primarily due to muted steel demand impacting metallurgical coal and mild weather, high inventory levels, and low natural gas prices impacting thermal coal. While NRP does not expect significant changes in these factors or to pricing in 2025, metallurgical and thermal coal pricing is still higher compared to long-term historical norms. It appears a new price floor has resulted from input cost inflation as well as ongoing labor shortages and operators' limited access to capital.

NRP continues to explore and identify carbon neutral revenue sources across its large portfolio of surface, mineral, and timber assets, including the sequestration of carbon dioxide in NRP's underground pore space and standing forests, lithium production, and the generation of electricity using geothermal, solar, and wind energy. NRP has been notified by Exxon that its previously announced underground carbon sequestration lease agreement executed in 2022 would not be renewed for another lease term and has been terminated as per their rights in the agreement.

Soda Ash

Soda Ash net income in the fourth quarter and full year of 2024 decreased $13.9 million and $55.2 million, respectively, as compared to the prior year periods. Operating cash flow and free cash flow in the fourth quarter and full year of 2024 decreased $4.7 million and $42.6 million, respectively, as compared to the prior year periods. These decreases were driven by lower international soda ash sales prices due to increased global soda ash capacity and weaker global demand for new construction and automobiles.

NRP expects soda ash prices to remain low for the foreseeable future as it will take several years for the market to absorb the influx of new global capacity. However, many producers are currently operating below cost of production as the market is experiencing its lowest sales prices in decades. As this challenging market persists, distributions from Sisecam Wyoming are expected to be below historical levels.

Corporate and Financing

Corporate and Financing costs in the fourth quarter of 2024 decreased $2.4 million as compared to the prior year period primarily due to lower employee expenses and lower interest expense as compared to the prior year period. Corporate and Financing costs in the full year of 2024 increased $0.5 million as compared to the prior year period primarily due to higher interest expense for the full year of 2024 as compared to the prior year due to higher revolver draws in 2024 used to fully redeem the preferred units and warrants, partially offset by lower employee expenses in 2024. Operating cash flow and free cash flow in the fourth quarter of 2024 improved $0.7 million as compared to the prior year period primarily due to lower cash paid for interest as compared to the prior year quarter due to less debt outstanding. Operating cash flow and free cash flow for the full year of 2024 decreased $2.1 million as compared to the prior year primarily due to higher cash paid for interest as a result of higher revolver draws in 2024 used to fully redeem the preferred units and warrants.

In 2024, NRP fully retired the remaining 71,666 Class A Convertible Preferred Units at par, with cash and repurchased the remaining 1.54 million warrants with $65.7 million cash and issuing 287,826 common units. Of the originally issued 250,000 Class A Convertible Preferred Units, none remain outstanding, and of the originally issued 4 million warrants, none remain outstanding. Additionally, NRP increased its credit facility capacity 29% to $200 million and extended its maturity date two years from 2027 to 2029, allowing for continued financial flexibility for the partnership.

NRP's consolidated leverage ratio was 0.6x at December 31, 2024.

In February 2025, NRP declared and paid a fourth quarter 2024 cash distribution of $0.75 per common unit. As previously mentioned, today NRP declared a special distribution of $1.21 per common unit to help cover unitholder tax liabilities associated with owning NRP's common units during 2024.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://registrations.events/direct/Q4I154485601. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the Partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: future distributions on the Partnership’s common units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment, net income attributable to non-controlling interest and gain on reserve swap; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures, cash flow used in acquisition costs classified as investing or financing activities and distributions to non-controlling interest. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for us as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per unit data)	2024	2023	2024	2024	2023
Revenues and other income
Royalty and other mineral rights	$61,781	$72,922	$50,405	$234,149	$278,733
Transportation and processing services	2,978	3,476	1,812	10,878	14,923
Equity in earnings of Sisecam Wyoming	931	14,764	8,109	18,135	73,397
Gain on asset sales and disposals	36	2,001	1	4,845	2,956
Total revenues and other income	$65,726	$93,163	$60,327	$268,007	$370,009

Operating expenses
Operating and maintenance expenses	$9,645	$8,864	$6,786	$28,036	$32,315
Depreciation, depletion and amortization	2,827	6,020	4,730	15,535	18,489
General and administrative expenses	6,958	8,954	5,935	25,151	26,111
Asset impairments	—	424	87	87	556
Total operating expenses	$19,430	$24,262	$17,538	$68,809	$77,471

Income from operations	$46,296	$68,901	$42,789	$199,198	$292,538

Interest expense, net	$(3,524)	$(3,921)	$(4,194)	$(15,554)	$(14,103)

Net income	$42,772	$64,980	$38,595	$183,644	$278,435
Less: income attributable to preferred unitholders	—	(2,151)	(655)	(4,248)	(16,719)
Less: redemption of preferred units	—	—	(10,819)	(24,485)	(60,929)
Net income attributable to common unitholders and the general partner	$42,772	$62,829	$27,121	$154,911	$200,787

Net income attributable to common unitholders	$41,917	$61,572	$26,578	$151,813	$196,771
Net income attributable to the general partner	855	1,257	543	3,098	4,016

Net income per common unit
Basic	$3.21	$4.87	$2.04	$11.69	$15.59
Diluted	3.15	4.31	2.00	11.35	13.08

Net income	$42,772	$64,980	$38,595	$183,644	$278,435
Comprehensive income (loss) from unconsolidated investment and other	(714)	(5,367)	82	1,452	(21,839)
Comprehensive income	$42,058	$59,613	$38,677	$185,096	$256,596

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2024	2023	2024	2024	2023
Cash flows from operating activities
Net income	$42,772	$64,980	$38,595	$183,644	$278,435
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	2,827	6,020	4,730	15,535	18,489
Distributions from unconsolidated investment	10,667	15,338	6,320	38,781	81,478
Equity earnings from unconsolidated investment	(931)	(14,764)	(8,109)	(18,135)	(73,397)
Gain on asset sales and disposals	(36)	(2,001)	(1)	(4,845)	(2,956)
Asset impairments	—	424	87	87	556
Bad debt expense	3,647	1,431	1,058	4,185	2,244
Unit-based compensation expense	2,431	3,007	3,002	11,309	10,910
Amortization of debt issuance costs and other	1,094	260	(1,655)	(1,509)	1,303
Change in operating assets and liabilities:
Accounts receivable	1,574	(4,254)	(6,640)	7,285	(164)
Accounts payable	(73)	(258)	49	25	(1,108)
Accrued liabilities	3,829	6,063	392	(2,088)	(225)
Accrued interest	(473)	(641)	457	(281)	(406)
Deferred revenue	419	1,480	14,854	17,200	(3,483)
Other items, net	(1,527)	701	1,006	(2,700)	(698)
Net cash provided by operating activities	$66,220	$77,786	$54,145	$248,493	$310,978

Cash flows from investing activities
Proceeds from asset sales and disposals	$37	$2,002	$1	$4,846	$2,963
Return of long-term contract receivable	686	633	673	2,665	2,463
Capital expenditures	—	—	—	—	(10)
Net cash provided by investing activities	$723	$2,635	$674	$7,511	$5,416

Cash flows from financing activities
Debt borrowings	$15,000	$33,800	$23,000	$167,850	$248,834
Debt repayments	(70,332)	(86,335)	(36,000)	(181,028)	(262,396)
Distributions to common unitholders and the general partner	(9,987)	(9,670)	(9,986)	(72,146)	(69,908)
Distributions to preferred unitholders	—	(2,150)	(1,605)	(6,398)	(22,069)
Redemptions of preferred units	—	—	(31,666)	(71,666)	(178,334)
Warrant settlements	—	(22,481)	—	(65,689)	(56,089)
Other items, net	(2,080)	(7)	(2)	(8,472)	(3,534)
Net cash used in financing activities	$(67,399)	$(86,843)	$(56,259)	$(237,549)	$(343,496)

Net increase (decrease) in cash and cash equivalents	$(456)	$(6,422)	$(1,440)	$18,455	$(27,102)
Cash and cash equivalents at beginning of period	30,900	18,411	32,340	11,989	39,091
Cash and cash equivalents at end of period	$30,444	$11,989	$30,900	$30,444	$11,989

Supplemental cash flow information:
Cash paid for interest	$3,986	$4,372	$3,800	$15,452	$13,856

Natural Resource Partners L.P.

Financial Tables

Consolidated Balance Sheets

	December 31,
	2024	2023
(In thousands, except unit data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$30,444	$11,989
Accounts receivable, net	31,469	41,086
Other current assets, net	1,961	2,218
Total current assets	$63,874	$55,293
Land	24,008	24,008
Mineral rights, net	379,638	394,483
Intangible assets, net	12,924	13,682
Equity in unconsolidated investment	257,355	276,549
Long-term contract receivable, net	23,480	26,321
Other long-term assets, net	11,628	7,540
Total assets	$772,907	$797,876
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$909	$885
Accrued liabilities	12,121	12,987
Accrued interest	302	584
Current portion of deferred revenue	4,341	4,599
Current portion of long-term debt, net	14,192	30,785
Total current liabilities	$31,865	$49,840
Deferred revenue	55,814	38,356
Long-term debt, net	127,876	124,273
Other non-current liabilities	6,244	7,172
Total liabilities	$221,799	$219,641
Commitments and contingencies
Class A Convertible Preferred Units (71,666 units issued and outstanding at December 31, 2023 at $1,000 par value per unit)	$—	$47,181
Partners’ capital
Common unitholders’ interest (13,049,123 and 12,634,642 units issued and outstanding at December 31, 2024 and 2023, respectively)	$543,231	$503,076
General partner’s interest	9,547	8,005
Warrant holders' interest	—	23,095
Accumulated other comprehensive loss	(1,670)	(3,122)
Total partners’ capital	$551,108	$531,054
Total liabilities and partners' capital	$772,907	$797,876

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Consolidated Statements of Partners' Capital

	Common Unitholders		General	Warrant	Accumulated Other Comprehensive	Total Partners'
(In thousands)	Units	Amounts	Partner	Holders	Income (Loss)	Capital
Balance at December 31, 2022	12,506	$404,799	$5,977	$47,964	$18,717	$477,457
Net income (1)	—	272,866	5,569	—	—	278,435
Redemptions of preferred units	—	(59,710)	(1,219)	—	—	(60,929)
Distributions to common unitholders and the general partner	—	(68,510)	(1,398)	—	—	(69,908)
Distributions to preferred unitholders	—	(21,628)	(441)	—	—	(22,069)
Issuance of unit-based awards	129	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	5,854	—	—	—	5,854
Capital contribution	—	—	142	—	—	142
Warrant settlements	—	(30,595)	(625)	(24,869)	—	(56,089)
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(21,839)	(21,839)
Balance at December 31, 2023	12,635	$503,076	$8,005	$23,095	$(3,122)	$531,054
Net income (2)	—	179,971	3,673	—	—	183,644
Redemptions of preferred units	—	(23,995)	(490)	—	—	(24,485)
Distributions to common unitholders and the general partner	—	(70,703)	(1,443)	—	—	(72,146)
Distributions to preferred unitholders	—	(6,270)	(128)	—	—	(6,398)
Issuance of unit-based awards	126	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	2,894	—	—	—	2,894
Capital contribution	—	—	782	—	—	782
Warrant settlements	288	(41,742)	(852)	(23,095)	—	(65,689)
Comprehensive income from unconsolidated investment and other	—	—	—	—	1,452	1,452
Balance at December 31, 2024	13,049	$543,231	$9,547	$—	$(1,670)	$551,108

(1)

Net income includes $16.7 million of income attributable to preferred unitholders that accumulated during the period, of which $16.4 million is allocated to the common unitholders and $0.3 million is allocated to the general partner.

(2)	Net income includes $4.2 million of income attributable to preferred unitholders that accumulated during the period, of which $4.2 million is allocated to the common unitholders and $0.1 million is allocated to the general partner.

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

The following tables present NRP's unaudited business results by segment for the three months ended December 31, 2024 and 2023 and September 30, 2024:

	Operating Segments

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended December 31, 2024
Revenues	$64,759	$—	$—	$64,759
Equity in earnings of Sisecam Wyoming	—	931	—	931
Gain on asset sales and disposals	36	—	—	36
Total revenues and other income	$64,795	$931	$—	$65,726
Asset impairments	$—	$—	$—	$—
Net income (loss)	$52,386	$872	$(10,486)	$42,772
Adjusted EBITDA (1)	$55,209	$10,608	$(6,958)	$58,859
Cash flow provided by (used in):
Operating activities	$62,575	$10,608	$(6,963)	$66,220
Investing activities	$723	$—	$—	$723
Financing activities	$—	$—	$(67,399)	$(67,399)
Distributable cash flow (1)	$63,298	$10,608	$(6,963)	$66,943
Free cash flow (1)	$63,261	$10,608	$(6,963)	$66,906

For the Three Months Ended December 31, 2023
Revenues	$76,398	$—	$—	$76,398
Equity in earnings of Sisecam Wyoming	—	14,764	—	14,764
Gain on asset sales and disposals	2,001	—	—	2,001
Total revenues and other income	$78,399	$14,764	$—	$93,163
Asset impairments	$424	$—	$—	$424
Net income (loss)	$63,127	$14,732	$(12,879)	$64,980
Adjusted EBITDA (1)	$69,567	$15,306	$(8,954)	$75,919
Cash flow provided by (used in):
Operating activities	$70,147	$15,306	$(7,667)	$77,786
Investing activities	$2,635	$—	$—	$2,635
Financing activities	$—	$—	$(86,843)	$(86,843)
Distributable cash flow (1)	$72,782	$15,306	$(7,667)	$80,421
Free cash flow (1)	$70,780	$15,306	$(7,667)	$78,419

For the Three Months Ended September 30, 2024
Revenues	$52,217	$—	$—	$52,217
Equity in earnings of Sisecam Wyoming	—	8,109	—	8,109
Gain on asset sales and disposals	1	—	—	1
Total revenues and other income	$52,218	$8,109	$—	$60,327
Asset impairments	$87	$—	$—	$87
Net income (loss)	$40,644	$8,085	$(10,134)	$38,595
Adjusted EBITDA (1)	$45,456	$6,296	$(5,935)	$45,817
Cash flow provided by (used in):
Operating activities	$53,610	$6,297	$(5,762)	$54,145
Investing activities	$674	$—	$—	$674
Financing activities	$—	$—	$(56,259)	$(56,259)
Distributable cash flow (1)	$54,284	$6,297	$(5,762)	$54,819
Free cash flow (1)	$54,283	$6,297	$(5,762)	$54,818

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

The following table presents NRP's unaudited business results by segment for the year ended December 31, 2024 and 2023:

	Operating Segments

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Year Ended December 31, 2024
Revenues	$245,027	$—	$—	$245,027
Equity in earnings of Sisecam Wyoming	—	18,135	—	18,135
Gain on asset sales and disposals	4,845	—	—	4,845
Total revenues and other income	$249,872	$18,135	$—	$268,007
Asset impairments	$87	$—	$—	$87
Net income (loss)	$206,403	$17,964	$(40,723)	$183,644
Adjusted EBITDA (1)	$222,007	$38,610	$(25,151)	$235,466
Cash flow provided by (used in):
Operating activities	$242,168	$38,610	$(32,285)	$248,493
Investing activities	$7,511	$—	$—	$7,511
Financing activities	$(1,086)	$—	$(236,463)	$(237,549)
Distributable cash flow (1)	$249,679	$38,610	$(32,285)	$256,004
Free cash flow (1)	$244,833	$38,610	$(32,285)	$251,158

For the Year Ended December 31, 2023
Revenues	$293,656	$—	$—	$293,656
Equity in earnings of Sisecam Wyoming	—	73,397	—	73,397
Gain on asset sales and disposals	2,956	—	—	2,956
Total revenues and other income	$296,612	$73,397	$—	$370,009
Asset impairments	$556	$—	$—	$556
Net income (loss)	$245,527	$73,140	$(40,232)	$278,435
Adjusted EBITDA (1)	$264,554	$81,221	$(26,111)	$319,664
Cash flow provided by (used in):
Operating activities	$259,983	$81,207	$(30,212)	$310,978
Investing activities	$5,426	$—	$(10)	$5,416
Financing activities	$(583)	$—	$(342,913)	$(343,496)
Distributable cash flow (1)	$265,409	$81,207	$(30,222)	$316,394
Free cash flow (1)	$262,446	$81,207	$(30,222)	$313,431

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per ton data)	2024	2023	2024	2024	2023
Coal sales volumes (tons)
Appalachia
Northern	315	92	470	1,031	1,145
Central	3,460	3,537	3,507	14,137	13,927
Southern	677	654	705	2,661	2,670
Total Appalachia	4,452	4,283	4,682	17,829	17,742
Illinois Basin	1,220	2,637	1,128	5,723	8,119
Northern Powder River Basin	366	1,259	944	2,826	4,589
Gulf Coast	206	801	436	1,342	1,477
Total coal sales volumes	6,244	8,980	7,190	27,720	31,927
Coal royalty revenue per ton
Appalachia
Northern	$4.50	$2.18	$2.34	$3.25	$7.15
Central	6.51	9.12	6.55	7.13	8.95
Southern	9.77	14.04	9.56	10.22	12.81
Illinois Basin	1.98	3.57	1.76	2.26	3.61
Northern Powder River Basin	4.90	3.89	4.82	4.87	4.50
Gulf Coast	0.81	0.63	0.84	0.80	0.66
Combined average coal royalty revenue per ton	5.59	6.29	5.24	5.74	6.83
Coal royalty revenues
Appalachia
Northern	$1,418	$201	$1,100	$3,348	$8,192
Central	22,517	32,269	22,958	100,845	124,631
Southern	6,614	9,181	6,743	27,185	34,205
Total Appalachia	30,549	41,651	30,801	131,378	167,028
Illinois Basin	2,417	9,426	1,987	12,927	29,350
Northern Powder River Basin	1,792	4,898	4,546	13,768	20,666
Gulf Coast	167	508	366	1,069	969
Unadjusted coal royalty revenues	34,925	56,483	37,700	159,142	218,013
Coal royalty adjustment for minimum leases	—	1	(95)	(109)	(2)
Total coal royalty revenues	$34,925	$56,484	$37,605	$159,033	$218,011
Other revenues
Production lease minimum revenues	$2,592	$1,297	$437	$4,365	$3,322
Minimum lease straight-line revenues	4,116	5,975	4,117	16,530	19,389
Carbon neutral revenues	11,381	55	(39)	15,703	2,969
Wheelage revenues	2,242	2,653	2,072	9,324	12,191
Property tax revenues	1,854	1,509	1,809	7,100	6,219
Coal overriding royalty revenues	294	1,010	227	2,358	2,175
Lease amendment revenues	1,239	748	1,071	3,724	3,070
Aggregates royalty revenues	740	701	662	2,904	2,876
Oil and gas royalty revenues	1,610	2,261	1,317	8,566	7,387
Other revenues	788	229	1,127	4,542	1,124
Total other revenues	$26,856	$16,438	$12,800	$75,116	$60,722
Royalty and other mineral rights	$61,781	$72,922	$50,405	$234,149	$278,733
Transportation and processing services revenues	2,978	3,476	1,812	10,878	14,923
Gain on asset sales and disposals	36	2,001	1	4,845	2,956
Total Mineral Rights segment revenues and other income	$64,795	$78,399	$52,218	$249,872	$296,612

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Adjusted EBITDA

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended December 31, 2024
Net income (loss)	$52,386	$872	$(10,486)	$42,772
Less: equity earnings from unconsolidated investment	—	(931)	—	(931)
Add: total distributions from unconsolidated investment	—	10,667	—	10,667
Add: interest expense, net	—	—	3,524	3,524
Add: depreciation, depletion and amortization	2,823	—	4	2,827
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$55,209	$10,608	$(6,958)	$58,859

For the Three Months Ended December 31, 2023
Net income (loss)	$63,127	$14,732	$(12,879)	$64,980
Less: equity earnings from unconsolidated investment	—	(14,764)	—	(14,764)
Add: total distributions from unconsolidated investment	—	15,338	—	15,338
Add: interest expense, net	—	—	3,921	3,921
Add: depreciation, depletion and amortization	6,016	—	4	6,020
Add: asset impairments	424	—	—	424
Adjusted EBITDA	$69,567	$15,306	$(8,954)	$75,919

For the Three Months Ended September 30, 2024
Net income (loss)	$40,644	$8,085	$(10,134)	$38,595
Less: equity earnings from unconsolidated investment	—	(8,109)	—	(8,109)
Add: total distributions from unconsolidated investment	—	6,320	—	6,320
Add: interest expense, net	—	—	4,194	4,194
Add: depreciation, depletion and amortization	4,725	—	5	4,730
Add: asset impairments	87	—	—	87
Adjusted EBITDA	$45,456	$6,296	$(5,935)	$45,817

Natural Resource Partners L.P.

Reconciliation of Non-GAAP Measures

(Unaudited)

Adjusted EBITDA

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Year Ended December 31, 2024
Net income (loss)	$206,403	$17,964	$(40,723)	$183,644
Less: equity earnings from unconsolidated investment	—	(18,135)	—	(18,135)
Add: total distributions from unconsolidated investment	—	38,781	—	38,781
Add: interest expense, net	—	—	15,554	15,554
Add: depreciation, depletion and amortization	15,517	—	18	15,535
Add: asset impairments	87	—	—	87
Adjusted EBITDA	$222,007	$38,610	$(25,151)	$235,466

For the Year Ended December 31, 2023
Net income (loss)	$245,527	$73,140	$(40,232)	$278,435
Less: equity earnings from unconsolidated investment	—	(73,397)	—	(73,397)
Add: total distributions from unconsolidated investment	—	81,478	—	81,478
Add: interest expense, net	—	—	14,103	14,103
Add: depreciation, depletion and amortization	18,471	—	18	18,489
Add: asset impairments	556	—	—	556
Adjusted EBITDA	$264,554	$81,221	$(26,111)	$319,664

Natural Resource Partners L.P.

Reconciliation of Non-GAAP Measures

(Unaudited)

Distributable Cash Flow and Free Cash Flow

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended December 31, 2024
Net cash provided by (used in) operating activities	$62,575	$10,608	$(6,963)	$66,220
Add: proceeds from asset sales and disposals	37	—	—	37
Add: return of long-term contract receivable	686	—	—	686
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$63,298	$10,608	$(6,963)	$66,943
Less: proceeds from asset sales and disposals	(37)	—	—	(37)
Free cash flow	$63,261	$10,608	$(6,963)	$66,906

Net cash provided by investing activities	$723	$—	$—	$723
Net cash used in financing activities	$—	$—	$(67,399)	$(67,399)

For the Three Months Ended December 31, 2023
Net cash provided by (used in) operating activities	$70,147	$15,306	$(7,667)	$77,786
Add: proceeds from asset sales and disposals	2,002	—	—	2,002
Add: return of long-term contract receivable	633	—	—	633
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$72,782	$15,306	$(7,667)	$80,421
Less: proceeds from asset sales and disposals	(2,002)	—	—	(2,002)
Free cash flow	$70,780	$15,306	$(7,667)	$78,419

Net cash provided by investing activities	$2,635	$—	$—	$2,635
Net cash used in financing activities	$—	$—	$(86,843)	$(86,843)

For the Three Months Ended September 30, 2024
Net cash provided by (used in) operating activities	$53,610	$6,297	$(5,762)	$54,145
Add: proceeds from asset sales and disposals	1	—	—	1
Add: return of long-term contract receivable	673	—	—	673
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$54,284	$6,297	$(5,762)	$54,819
Less: proceeds from asset sales and disposals	(1)	—	—	(1)
Free cash flow	$54,283	$6,297	$(5,762)	$54,818

Net cash provided by investing activities	$674	$—	$—	$674
Net cash used in financing activities	$—	$—	$(56,259)	$(56,259)

Natural Resource Partners L.P.

Reconciliation of Non-GAAP Measures

(Unaudited)

Distributable Cash Flow and Free Cash Flow

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Year Ended December 31, 2024
Net cash provided by (used in) operating activities	$242,168	$38,610	$(32,285)	$248,493
Add: proceeds from asset sales and disposals	4,846	—	—	4,846
Add: return of long-term contract receivable	2,665	—	—	2,665
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$249,679	$38,610	$(32,285)	$256,004
Less: proceeds from asset sales and disposals	(4,846)	—	—	(4,846)
Free cash flow	$244,833	$38,610	$(32,285)	$251,158

Net cash provided by investing activities	$7,511	$—	$—	$7,511
Net cash used in financing activities	$(1,086)	$—	$(236,463)	$(237,549)

For the Year Ended December 31, 2023
Net cash provided by (used in) operating activities	$259,983	$81,207	$(30,212)	$310,978
Add: proceeds from asset sales and disposals	2,963	—	—	2,963
Add: return of long-term contract receivable	2,463	—	—	2,463
Less: maintenance capital expenditures	—	—	(10)	(10)
Distributable cash flow	$265,409	$81,207	$(30,222)	$316,394
Less: proceeds from asset sales and disposals	(2,963)	—	—	(2,963)
Free cash flow	$262,446	$81,207	$(30,222)	$313,431

Net cash provided by (used in) investing activities	$5,426	$—	$(10)	$5,416
Net cash used in financing activities	$(583)	$—	$(342,913)	$(343,496)

Leverage Ratio

(In thousands)	For the Year Ended December 31, 2024
Adjusted EBITDA	$235,466
Debt—at December 31, 2024	$142,347
Leverage Ratio		0.6x

(In thousands)	For the Year Ended December 31, 2023
Adjusted EBITDA	$319,664
Debt—at December 31, 2023	$155,525
Leverage Ratio	0.5x

-end-